Exhibit 99.1
Lifetime Brands, Inc. Reports Second Quarter 2020 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, August 6, 2020 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended June 30, 2020.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased with Lifetime’s strong results in the second quarter, which were driven by end market demand in several categories including kitchen tools and gadgets, bakeware, barware and cutlery. This result was achieved through our ability to capture revenues by quickly shifting to meet strong demand in several channels including e-commerce, mass and grocery retailers. Overall, Lifetime grew consolidated net sales by 5.3% over the second quarter of 2019 producing strong bottom line growth. Income from operations increased by $16.8 million and net loss declined by $7.5 million over the second quarter of 2019, resulting in an increase in last twelve months consolidated adjusted EBITDA of $8.1 million or 13% compared to last quarter. During the quarter, we achieved meaningful progress in our international business which, although down compared to prior year, showed growth by June as we started to see the benefits of our shift to a drop ship model and the beginning of a recovery in their end markets. Our continued focus on maintaining solid liquidity and a flexible balance sheet allowed us to continue to generate significant cash flow and lower our net debt in the second quarter. While we navigate through the COVID-19 environment, we are seeing the results from a resilient demand for our products, the investments from Lifetime 2.0 and the cost containment strategies we have executed. Accordingly, we are confident in our ability to execute on our Lifetime 2.0 strategic plan and continue to deliver profitable growth.”

Second Quarter Financial Highlights:
Consolidated net sales for the three months ended June 30, 2020 were $150.1 million, representing an increase of $7.6 million, or 5.3%, as compared to net sales of $142.5 million for the corresponding period in 2019. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased by $8.2 million, or 5.8%, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin for the three months ended June 30, 2020 was $54.2 million, or 36.1%, as compared to $44.0 million, or 30.9%, for the corresponding period in 2019. Excluding an $8.5 million non-recurring, non-cash charge for the SKU rationalization initiative, gross margin would have been $52.5 million, or 36.8%, in the 2019 period.
Income from operations was $4.3 million, as compared to a loss from operations of $12.5 million for the corresponding period in 2019. Excluding an $8.5 million non-recurring, non-cash charge for the SKU rationalization initiative, loss from operations would have been $4.0 million, for the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to income (loss) from operations, as reported, is included below.
Net loss was $4.0 million, or $0.19 per diluted share, as compared to a net loss of $11.5 million, or $0.56 per diluted share, in the corresponding period in 2019.
Adjusted net loss of $3.1 million, or $0.15 per diluted share, as compared to adjusted net loss, excluding the impact of SKU rationalization, of $4.5 million, or $0.22 per diluted share, in the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Six Months Financial Highlights:
Consolidated net sales for the six months ended June 30, 2020 were $295.2 million, representing an increase of $2.7 million, or 0.9%, as compared to net sales of $292.5 million for the corresponding period in 2019. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2020 average rates to 2019 local currency amounts, net sales increased by $3.8 million, or 1.3%, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin for the six months ended June 30, 2020 was $107.1 million, or 36.3%, as compared to $98.3 million, or 33.6%, for the corresponding period in 2019.
Loss from operations was $20.9 million in 2020 and $14.8 million for the corresponding period in 2019. Income from operations, excluding the impact of certain non-cash charges was $2.0 million compared to a loss from operations of $6.3 million in the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to loss from operations, as reported, is included below.
Net loss was $32.1 million, or $1.55 per diluted share, as compared to a net loss of $16.4 million, or $0.80 per diluted share, in the corresponding period in 2019. This includes a non-cash goodwill and intangible asset impairment charge of $20.1 million incurred in the first quarter of 2020.
Adjusted net loss was $8.8 million, or $0.42 per diluted share in 2020 and $8.5 million, or $0.41 per diluted share in 2019. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Consolidated adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $69.3 million for the twelve months ended June 30, 2020. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Outlook
As a result of the uncertainty surrounding the COVID-19 pandemic, the Company is not providing outlook for the full fiscal year 2020.
Dividend
On August 4, 2020, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 16, 2020, to shareholders of record on November 2, 2020.
Conference Call
The Company has scheduled a conference call for Thursday, August 6, 2020 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 5281916.
A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/2543314/737B029FC6ACB6B3E0918C7EDE7A71F0

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges, adjusted net loss, adjusted diluted loss per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our ability to navigate the current environment and advance our strategy, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic, social unrest, including related protests and disturbances, and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$150,140	$142,536	$295,210	$292,462
Cost of sales	95,972	98,517	188,108	194,122
Gross margin	54,168	44,019	107,102	98,340
Distribution expenses	15,192	15,541	31,749	31,401
Selling, general and administrative expenses	34,427	40,850	75,949	80,990
Restructuring expenses	253	173	253	781
Goodwill and other impairments	—	—	20,100	—
Income (loss) from operations	4,296	(12,545)	(20,949)	(14,832)
Interest expense	(4,230)	(5,044)	(8,966)	(9,966)
Mark to market (loss) gain on interest rate derivatives	(164)	350	(2,415)	350
Loss before income taxes and equity in losses	(98)	(17,239)	(32,330)	(24,448)
Income tax (provision) benefit	(3,031)	5,795	698	8,253
Equity in losses, net of taxes	(848)	(69)	(509)	(185)
NET LOSS	$(3,977)	$(11,513)	$(32,141)	$(16,380)
BASIC LOSS PER COMMON SHARE	$(0.19)	$(0.56)	$(1.55)	$(0.80)
DILUTED LOSS PER COMMON SHARE	$(0.19)	$(0.56)	$(1.55)	$(0.80)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$63,537	$11,370
Accounts receivable, less allowances of $13,040 at June 30, 2020 and $9,681 at December 31, 2019	111,361	128,639
Inventory	168,928	173,427
Prepaid expenses and other current assets	12,249	14,140
Income taxes receivable	2,466	1,577
TOTAL CURRENT ASSETS	358,541	329,153
PROPERTY AND EQUIPMENT, net	25,100	28,168
OPERATING LEASE RIGHT-OF-USE ASSETS	99,883	106,871
INVESTMENTS	17,020	21,289
INTANGIBLE ASSETS, net	250,515	280,471
OTHER ASSETS	2,743	4,071
TOTAL ASSETS	$753,802	$770,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$13,527	$8,413
Accounts payable	66,678	36,173
Accrued expenses	62,114	52,060
Current portion of operating lease liabilities	10,660	10,661
TOTAL CURRENT LIABILITIES	152,979	107,307
OTHER LONG-TERM LIABILITIES	16,159	12,214
INCOME TAXES PAYABLE, LONG-TERM	1,217	1,217
OPERATING LEASE LIABILITIES	106,195	112,180
DEFERRED INCOME TAXES	12,661	13,685
REVOLVING CREDIT FACILITY	27,383	32,822
TERM LOAN	242,337	254,281
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at June 30, 2020 and December 31, 2019; shares issued and outstanding: 21,768,740 at June 30, 2020 and 21,255,660 at December 31, 2019	218	213
Paid-in capital	265,630	263,386
(Accumulated deficit) retained earnings	(26,813)	7,173
Accumulated other comprehensive loss	(44,164)	(34,455)
TOTAL STOCKHOLDERS’ EQUITY	194,871	236,317
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$753,802	$770,023

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(32,141)	$(16,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,295	12,649
Goodwill and other impairments	20,100	—
Amortization of financing costs	878	876
Mark to market loss (gain) on interest rate derivatives	2,415	(350)
Non-cash lease expense	2,020	1,156
Provision for doubtful accounts	2,987	386
Stock compensation expense	2,746	2,100
Undistributed equity in losses, net of taxes	509	185
SKU Rationalization	—	8,500
Changes in operating assets and liabilities:
Accounts receivable	12,661	33,798
Inventory	2,398	(40,900)
Prepaid expenses, other current assets and other assets	782	(1,218)
Accounts payable, accrued expenses and other liabilities	39,430	15,587
Income taxes receivable	(871)	(9,247)
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,209	7,142
INVESTING ACTIVITIES
Purchases of property and equipment	(1,380)	(3,867)
NET CASH USED IN INVESTING ACTIVITIES	(1,380)	(3,867)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	95,851	136,455
Repayments of revolving credit facility	(99,134)	(133,497)
Repayments of term loan	(7,583)	(1,375)
Payments for finance lease obligations	(50)	(12)
Payments of tax withholding for stock based compensation	(486)	(390)
Proceeds from the exercise of stock options	—	133
Cash dividends paid	(937)	(1,786)
NET CASH USED IN FINANCING ACTIVITIES	(12,339)	(472)
Effect of foreign exchange on cash	(323)	85
INCREASE IN CASH AND CASH EQUIVALENTS	52,167	2,888
Cash and cash equivalents at beginning of period	11,370	7,647
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$63,537	$10,535

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the twelve months ended June 30, 2020:

Consolidated adjusted EBITDA for the Four Quarters Ended June 30, 2020
(in thousands)
Three months ended June 30, 2020	$12,388
Three months ended March 31, 2020	3,252
Three months ended December 31, 2019	27,873
Three months ended September 30, 2019	25,758
Consolidated adjusted EBITDA	$69,271

	Three Months Ended				Twelve Months Ended June 30, 2020
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in thousands)
Net loss as reported	$(13,519)	$(14,516)	$(28,164)	$(3,977)	$(60,176)
Undistributed equity losses (earnings), net	210	(738)	(339)	848	(19)
Income tax provision (benefit)	15,066	(5,704)	(3,729)	3,031	8,664
Interest expense	5,172	5,590	4,736	4,230	19,728
Mark to market loss on interest rate derivatives	—	—	2,251	164	2,415
Depreciation and amortization	6,122	6,344	6,234	6,061	24,761
Goodwill and other impairments	9,748	33,242	20,100	—	63,090
Stock compensation expense	1,505	1,436	1,326	1,420	5,687
Acquisition and divestment related expenses	—	55	47	55	157
Restructuring expenses	338	316	—	253	907
Integration charges	235	159	—	—	394
Warehouse relocation	881	1,689	790	303	3,663
Consolidated adjusted EBITDA	$25,758	$27,873	$3,252	$12,388	$69,271

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Consolidated adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, mark to market loss on interest rate derivatives, depreciation and amortization, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss as reported	$(3,977)	$(11,513)	$(32,141)	$(16,380)
Adjustments:
Acquisition and divestment related expenses	55	—	102	151
Restructuring expenses	253	173	253	781
Integration charges	—	695	—	869
Warehouse relocation	303	—	1,093	215
Mark to market loss on interest rate derivatives	164	—	2,415	—
Goodwill and other impairments	—	—	20,100	—
SKU Rationalization	—	8,500	—	8,500
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	235	—	235	—
Income tax effect on adjustments	(162)	(2,333)	(889)	(2,605)
Adjusted net loss	$(3,129)	$(4,478)	$(8,832)	$(8,469)
Adjusted diluted loss per common share	$(0.15)	$(0.22)	$(0.42)	$(0.41)

Adjusted net loss and adjusted diluted loss per common share in the three and six months ended June 30, 2020 and 2019 excludes acquisition and divestment related expenses, restructuring expenses, integration charges, warehouse relocation expenses, mark to market loss on interest rate derivatives, goodwill and other impairments and SKU Rationalization. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$132,591	$123,092	$9,499	$132,591	$123,104	$9,487	(12)	7.7%	7.7%	0.0%
International	17,549	19,444	(1,895)	17,549	18,800	(1,251)	644	(6.7)%	(9.7)%	3.0%
Total net sales	$150,140	$142,536	$7,604	$150,140	$141,904	$8,236	$632	5.8%	5.3%	0.5%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$261,799	$250,130	$11,669	$261,799	$250,129	$11,670	1	4.7%	4.7%	0.0%
International	33,411	42,332	(8,921)	33,411	41,323	(7,912)	1,009	(19.1)%	(21.1)%	2.0%
Total net sales	$295,210	$292,462	$2,748	$295,210	$291,452	$3,758	$1,010	1.3%	0.9%	0.4%

(1) “Constant Currency” is determined by applying the 2020 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Income (loss) from operations excluding certain non-cash charges (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income (loss) from operations	$4,296	$(12,545)	$(20,949)	$(14,832)
Excluded non-cash charges:
Impairment of goodwill	—	—	20,100	—
Bad debt reserve (1)	—	—	2,844	—
SKU Rationalization	—	8,500		8,500
Total excluded non-cash charges	—	8,500	22,944	8,500
Income (loss) from operations excluding certain non-cash charges	$4,296	$(4,045)	$1,995	$(6,332)

(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to COVID-19 Pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 crises on these accounts.